Exhibit 3.186

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

LAS VEGAS RESORT DEVELOPMENT, INC.

Pursuant to the provisions of Nevada Revised Statutes (“NRS”) Sections 78.390 and 78.403, the undersigned officer of Las Vegas Resort Development, Inc., a Nevada corporation (the “Corporation”) does hereby certify as follows:

FIRST: that on November 18, 2003, the Corporation filed Articles of Incorporation with the Nevada Secretary of State, which Articles were amended and restated on November 3, 2004 (as amended and restated, the “Articles of Incorporation”);

SECOND: that, concurrently with the merger of Winnick Merger Sub, LLC with and into the Corporation (the “Merger”), the board of directors of the Corporation duly adopted resolutions proposing to amend and restate the Articles of Incorporation of the Corporation as set forth below, declaring said amendment and restatement to be advisable.

THIRD: that the amendment and restatement of the Articles of Incorporation as set forth below has been approved by a majority of the voting power of the outstanding shares of Common Stock, which is sufficient for approval thereof.

FOURTH: that the undersigned officer has been authorized and directed by the board of directors to execute and file this certificate, as part of and attached to the Articles of Merger, setting forth the text of the Articles of Incorporation of the Corporation as amended and restated in its entirety to the effective date of the Merger as follows:

ARTICLE I

NAME

The name of the corporation is Las Vegas Resort Development, Inc. (the “Corporation”).

ARTICLE II

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Ten Thousand (10,000) shares, consisting all of common stock with $.01 par value per share.

Section 2. Non-Assessment of Stock. The capital stock of the Corporation shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

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ARTICLE III

DIRECTORS AND OFFICERS

Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

Section 2. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 3. Limitation on Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes us so amended from time to time.

Section 4. Repeal and Conflicts. Any repeal or modification of Section 2 or 3 of this Article III approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 2 or 3 of this Article III and any other Article of the Corporation’s Articles of Incorporation, the terms and provisions of Sections 2 and/or 3 of this Article III shall control.

IN WITNESS WHEREOF, the undersigned officer of Las Vegas Resort Development, Inc. has executed these Amended and Restated Articles of Incorporation as of the          day of December, 2006.

By:	/s/ Dean Allen
Dean Allen
President

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DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

	Filed in the office of /s/ Dean Heller Dean Heller Secretary of State State of Nevada	Document Number 20060816084-35
Filing Date and Time 12/20/2006 11:50 AM
Articles of Merger (PURSUANT TO NRS 92A.200)		Entity Number C28463-2003
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1)

Name and Jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2”x11” blank sheet containing the required information for each additional entity.

Wianick Merger Sub, LLC
Name of merging entity

Nevada	Limited liability company
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

Las Vegas Resort Development. Inc,
Name of surviving entity

Nevada	corporation
Jurisdiction	Entity Type*

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filling Fee: $350.00

This form must be accompanied by appropriate fees.	[ILLEGIBLE]

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	(Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)

Owner’s approved (NRS 92A.200) (options a, b, or a must be used, an applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2” × 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s approval as not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	[ILLEGIBLE]

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of* :

Winnick Merger Sub, LLC

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Las Vegas Resort Development, Inc.

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	[ILLEGIBLE]

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of Incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	[ILLEGIBLE]

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Amended and Restated Articles of Incorporation of Las Vegas Resort Development, Inc. were adopted and approved, in the form attached hereto as Exhibit “A”, which reads as follows:

“Amended and Restated Articles of Incorporation of Las Vegas Resort Development, Inc.

Pursuant to the provisions of Nevada Revised Statutes (“NRS”) Sections 78.390 and 78.403, the undersigned President of Las Vegas Resort Development, Inc., a Nevada corporation (the “Corporation”) does hereby certify as follows:...”

6)	Location of Plan of merger (check a or b):

☐	(a) The entire plan of merger is attached:

or,

☒	(b) the entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optionally)”:

*Amended and restated articles may be attached as an exhibit or Integrated into the articles of merger. Please entitle them “Restated” or “Amended the Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	[ILLEGIBLE]

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

ABOVE SPACES IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada Limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 1/2” x 11” blank sheet containing the required information for such additional entity.):

Winnick Merger Sub, LLC Name of merging entity	Sr. VP. CFO & Treasurer of Harrah’s Operating Company, Inc., Member of Winnick Parent. LLC, Member of Winnick Merger Sub LLC Title
/s/ Jonathan S. Hallyard Signature Jonathan S. Hallyard		Dec 20, 2006 Date

Name of merging entity
Signature	Title	Date

Name of merging entity
Signature	Title	Date

Name of merging entity
Signature	Title	Date

Las Vegas Resort Development, Inc. Name of surviving entity
/s/ Dean Allen Signature Dean Allen	President Title	Dec 20, 2006 Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	[ILLEGIBLE]